EXHIBIT 10.41

                            SETTLEMENT AGREEMENT AND

                          MUTUAL RELEASE OF ALL CLAIMS

      This Settlement Agreement and Mutual Release of All Claims ("Agreement"), is executed on the day of June, 1997 by and between Westmark Group Holdings, Inc., a Delaware corporation, Westmark Mortgage Corporation, a California corporation (hereinafter collectively "Westmark,") and Lee Danna ("Danna") and is made with reference to the following:

                                    RECITALS

      WHEREAS, Westmark and Danna entered into a Letter Agreement on April 22, 1994 and amended said Letter Agreement on May 11, 1994 (hereinafter collectively referred to as "Letter Agreement") and;

      WHEREAS, Danna is the owner and holder of various shares of common stock of Westmark and;

      WHEREAS, various disputes have arisen with regard to the Letter Agreement and the shareholder status of Danna and;

      WHEREAS, the parties hereby wish to settle and to resolve any and all disputes, debts, damages, accounts, claims and demands whatsoever between them arising out of or related to the aforementioned Letter Agreement and shareholder relationship between Westmark and Danna.

      NOW, THEREFORE, in consideration of the terms set forth below in and other covenants and conditions contained herein, Westmark and Danna mutually agree as follows:

      1. Westmark agrees to pay Danna the sum of twenty-nine thousand, six hundred and twenty-two dollars ($29,622) in full and final satisfaction of any and all claims or demands of Danna with regard to the aforementioned Letter Agreement and the shareholder relationship of Westmark and Danna. Said obligation shall be paid as hereinafter setforth.

      2. Westmark, at its own cost and expense will file an amendment to the Registration Statement on Form SB-2, currently on file with the U.S. Securities and Exchange Commission ("Registration Statement") to cover the issuance to Danna of such number of shares of Westmark common stock as calculated pursuant to the terms of this Agreement.

      3. Immediately upon the effectiveness and qualification of the Registration Statement, Westmark will cause the issuance to Danna of 48,000 shares. All such Westmark shares shall be fully paid, nonassessable, duly authorized and validly issued and will be free and clear of all preemptive rights, rights of first refusal, liens, charges, restrictions, claims and encumbrances. Said Danna shares shall be sold in an orderly manner through a brokerage firm designated by Westmark.

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Westmark agrees that a sufficient number of Westmark shares registered in the name of Danna shall be sold to enable Danna to receive five thousand dollars ($5,000) per month commencing no later than July 31, 1997. Westmark agrees to cause the registration, qualification and issuance to Danna of additional shares of Westmark's stock to the extent the number of shares originally registered, qualified and issued are insufficient to satisfy the remaining balance due to Danna as hereinabove set forth. Once Danna has received a total of twenty-nine thousand six hundred and twenty-two dollars ($29,622) as a result of receipt of stock sale proceeds or cash payments by Westmark to Danna, any of the shares issued pursuant to this agreement that remain shall be returned to Westmark and shall be retired. Said balance shall be paid in full no later than December 31, 1997.

      4. In the event Westmark fails to cause the payments to be made to Danna in accordance with the schedule hereinabove set forth, Westmark will be in default of this Agreement and Danna shall be entitled to proceed with all remedies at law or in equity.

      5. Danna hereby releases and forever discharges Westmark, and all of its past, present and future attorneys, agents, officers, directors, employees, insurers, successors, subsidiaries and assigns from any and all claims, demands, obligations or causes of action of any nature whatsoever, whether in law or in equity, or whether for contractual, compensatory or punitive damages, which have arisen or may arise out of the aforementioned Letter Agreement or Danna's ownership of shares of common stock of Westmark. Provided, however, that this release shall not apply to Westmark's obligations to Danna created by this Agreement until such time as Westmark has satisfied the terms and conditions setforth hereinabove at which time said release shall apply and be effective.

      6. Westmark hereby releases and forever discharges Danna from any and all claims, demands, obligations or causes of action of any nature whatsoever, whether in law or in equity, or whether for contractual, compensatory or punitive damages, which have arisen or may arise out of the aforementioned Letter Agreement and Danna's ownership of Westmark common stock.

      7. Subject to satisfaction of the terms set forth herein, all parties hereto acknowledge that they execute and agree to this Agreement, and accept the terms set forth herein, as a complete compromise of all matters involving disputed issues of law and fact and fully assume, thereby, the risk that the facts or law may be other than they believe.

      8. The parties hereto acknowledge and understand that this Agreement creates new obligations and rights between them. Except as otherwise provided for in this Agreement, each party expressly waives and assumes the risk of any and all claims for damages which exist as of this date, but of which it is unaware, whether through ignorance, oversight, error, negligence or otherwise, and which, if known to Danna or to Westmark, would materially affect their decision to enter into this Agreement. Each party further assumes the risk that it may suffer damages in the future which it does not know anticipate nor suspect. Each party waives all rights under California Civil Code Section 1542, which states as follows:

      "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      9. Danna agrees and acknowledges that he will accept the proceeds of sale of the Westmark shares, as a full and complete compromise of matters involving disputed issues as to Westmark. Danna and Westmark agree and acknowledge that neither this Agreement nor delivery of the Westmark shares herein, or any event occurring during the negotiations for this Agreement (nor any statement or communication made in connection therewith) by either party, or their attorneys or representatives, shall be considered an admission by any party of any act or omission to act, or of any responsibility or liability for any claims, suits, actions or any facts, representations or misrepresentations regarding any of the parties, and that no past nor present wrongdoing on the part of either party shall be implied therefrom.

      10. Each party represents and warrants that it has full authority to enter into this Agreement and to release all of the claims, known or unknown, which are the subject matter of the releases herein.

      11. This Agreement is binding upon, and shall inure to the benefit of, each of the parties and their respective officers, directors, investors, agents, representatives, partners, predecessors, successors and assigns.

      12. This Agreement has been negotiated, and is entered into, in the State of California. The validity, interpretation, construction and enforcement of this Agreement shall be construed, interpreted and governed pursuant to California law.

      13.   In entering into this Agreement, each party represents that:

            (a) It has read the agreement and has had the opportunity to consult with its attorneys, who are the attorneys of its own choice, during the negotiation and preparation of this Agreement and;

            (b) It fully understands and is aware of the terms of this Agreement, and the legal consequences thereof, and voluntarily accepts them and;

            (c) Its counsel has reviewed and revised, or has had the opportunity to review and revise this Agreement, and accordingly the normal rule of construction, which states to the effect that any ambiguities are to be resolved against the drafting party, shall not be employed in the interpretation of this Agreement.

      14. Each party represents and warrants that no other person or entity has or has had any interest in the claims, demands, obligations or causes of action referred to in this Agreement. Each party further warrants and represents that the individuals executing this Agreement are duly authorized by the respective parties to bind the parties to the terms of this Agreement.
      15. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document. It shall not be necessary, in making proof of this Agreement, to produce or account for more than one counterpart.

      16. In the event of any litigation arising out of or pertaining to this Agreement, the prevailing party shall be entitled to reasonable attorney's fees in addition to any other relief provided by law.

      17. The parties agree that any notices to be provided pursuant to this Agreement shall be addressed to the respective parties as follows:

            Westmark Group Holdings, Inc.       Lee Danna
            355 N.E. Fifth Ave., Suite 4  2121 41st Avenue, Suite 102
            Delray Beach, FL 33483              Capitola, CA 95010

            and

            Harry C. Coolidge, Esq.
            1260 41st Ave., Suite N
            Capitola, California  59010

      In the event of default by Westmark, Danna agrees to provide Westmark with a ten day written notice of default.

      Each party shall notify the other party by certified mail of any change of address or change of the person designated herein to receive notices to be provided pursuant to this Agreement. Once a party has received notice of a change of address or designated person, that party shall send all future notices to be provided in this Agreement to that address and designated person.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement on the dates set forth below.


DATED:                              DATED:


LEE DANNA                     WESTMARK GROUP HOLDINGS, INC.

                              By:

                              Its:

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